EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Community Bankshares, Inc.


We consent to incorporation by reference into Registration Statement No. 333-18461 on Form S-8 and Registration Statement No. 333-46111 on Form S-3 of Community Bankshares, Inc. of our report dated January 10, 2002, relating to the consolidated balance sheets of Ridgeway Bancshares, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001.


                                            Tourville, Simpson & Caskey, L.L.P.



Columbia, South Carolina
September 16, 2002